UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2019
Switch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7135 S. Decatur Boulevard		89118
Las Vegas, NV		(Zip Code)
(Address of principal executive offices)

(702) 444-4111
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Contingent upon approval of the County of Clark, Nevada, received on June 4, 2019, Switch Ltd. (“Switch”), a subsidiary of Switch, Inc. (the “Company”), and Beltway Business Park Warehouse No. 8, LLC (“BBP Warehouse 8”) entered into a 50-year lease agreement (the “Land Lease”) for approximately 38 acres of land that is part of the Las Vegas Digital Exchange Campus. During the first two years of the Land Lease, the monthly base rent will be $211,438 and, thereafter, subject to annual cost-of-living adjustments. The foregoing description is a summary of certain terms of the Land Lease and does not purport to be complete. It is qualified in its entirety by the text of the Land Lease, which will be filed as an Exhibit to the Company’s next Quarterly Report on Form 10-Q.

Tom Thomas, a member of the Company’s board of directors (the “Board”), indirectly holds a minority of the membership interests of BBP Warehouse 8. As previously disclosed in the Company’s 2019 proxy statement, Switch is party to certain real property lease agreements with entities in which Mr. Thomas holds a minority interest. Due to the related-party aspect of this transaction, the Land Lease was approved by the Audit Committee of the Board in accordance with the Company’s Related Person Transaction Policy and Procedures.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2019, the Company held its 2019 Annual Meeting of Stockholders. The results of stockholder voting on the two proposals presented were as follows:

Proposal 1 – Stockholders elected the following six directors nominated by the Board, each to serve until the 2020 annual meeting of stockholders and until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal, by the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Rob Roy	527,173,984	9,913,323	24,627,213
Donald D. Snyder	521,080,833	16,006,474	24,627,213
Tom Thomas	520,602,720	16,484,587	24,627,213
Bryan Wolf	521,718,579	15,368,728	24,627,213
Zareh Sarrafian	521,854,006	15,233,301	24,627,213
Kim Sheehy	523,009,064	14,078,243	24,627,213
Proposal 2 – Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 by the following votes:

For		Against	Abstain	Broker Non-Votes
559,785,776	2	267,601	1,661,143	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 10, 2019	Switch, Inc.
(Registrant)

		By:	/s/ Gabe Nacht
		Name:	Gabe Nacht
		Title:	Chief Financial Officer